(n)(1)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING VARIABLE PORTFOLIOS, INC.

Classes of Shares

	ADV	I	S	S2
ING Australia Index Portfolio	✓	✓	N/A	N/A
ING Emerging Markets Index Portfolio	✓	✓	✓	✓
ING Euro STOXX 50® Index Portfolio	✓	✓	N/A	N/A
ING FTSE 100 Index® Portfolio	✓	✓	N/A	N/A
ING Global Value Advantage Portfolio (formerly ING WisdomTreeSM Global High-Yielding Equity Index Portfolio)	✓	✓	✓	✓
ING Hang Seng Index Portfolio	✓	✓	✓	N/A
ING Index Plus LargeCap Portfolio	✓	✓	✓	✓
ING Index Plus MidCap Portfolio	✓	✓	✓	✓
ING Index Plus SmallCap Portfolio	✓	✓	✓	✓
ING International Index Portfolio	✓	✓	✓	✓
ING Japan TOPIX Index® Portfolio	✓	✓	N/A	N/A
ING RussellTM Large Cap Growth Index Portfolio	✓	✓	✓	N/A
ING Russell™ Large Cap Index Portfolio	✓	✓	✓	✓
ING RussellTM Large Cap Value Index Portfolio	✓	✓	✓	N/A
ING RussellTM Mid Cap Growth Index Portfolio	✓	✓	✓	✓
ING Russell™ Mid Cap Index Portfolio	✓	✓	✓	✓
ING Russell™ Small Cap Index Portfolio	✓	✓	✓	✓
ING Small Company Portfolio	✓	✓	✓	✓
ING U.S. Bond Index Portfolio	✓	✓	✓	✓

Date Last Amended: January 23, 2014